China Biologic Products



CBPO.OB

Price (05/13/08):	$ 2.95
52-Week Range:	$ 2.70 - $ 5.85
Market Value:	$ 63.2 M
Shares Outstanding - Diluted (as of 03/31/08):	22.0 M
Revenues (FY07):	$ 32.4 M
Net Income (FY07):	$ 8.2 M
EPS-Diluted (FY07):	$ 0.37
P/E-Diluted (FY07):	8.0X
Fiscal Year End:	December 31

COMPANY DESCRIPTION - China Biologic Products, Inc. (CBPO.OB) through its indirect majority-owned subsidiary, Shandong Taibang, is currently the only plasma-based biopharmaceutical company approved by the government of Shandong Province, the second largest province with a population of 93 million. The company is engaged primarily in research, manufacturing, and sales of plasma-based biopharmaceutical products to hospitals and other health care facilities in China. Plasma-based Human Albumin is used mainly to increase blood volume while Immunoglobulin is used for disease prevention and treatment.

INVESTMENT HIGHLIGHTS


Revenue ($M)
CAGR 58%
8.2
11.6
22.2
32.4
7.8
2004
2005
2006
2007
Q1 of 2008


Net Income ($M)
CAGR 151%
0.5
1.3
3.8
8.2
2.3
2004
2005
2006
2007
Q1 of 2008


Earnings per Share - Diluted ($)
CAGR 132%
0.03
0.07
0.18
0.37
0.10
2004
2005
2006
2007
Q1 of 2008


Gross Margin
46.3%
56.8%
69.3%
75.2%
2005
2006
2007
Q1 of 2008

Securing the Plasma Supply by Acquisition of Plasma Collection Stations - China Biologic is the only plasma-derived product manufacturer in Shandong Province, where the best quality plasma in China is supplied. The Company acquired certain assets of five of six plasma collection stations in Shandong in December 2006 and certain assets of another two stations in Guangxi Province in early 2007. The company will continue to increase its supply base through further acquisitions.

Government Reform Increases Barriers to Entry - Recent government reforms have increased regulatory scrutiny of the plasma-based pharmaceutical industry in China, imposed significant barriers to new entry, and unleashed a consolidation process that is expected to create a favorable industry structure.

Rising Demand of Plasma-based Products - Driven by rising income levels, an aging opula-tion and strong government support, China's public healthcare expenditures are expected to grow faster than the overall economy over the next several years, creating a favorable environment for China Biologic Products, Inc.

Profitable Business Model - Over the past four years, China Biologic has successfully expanded the scale of its business and delivered significant revenue and profit growth. Revenue for the fiscal year of 2007 increased 45.7% over 2006 to $32.4 million. Gross profits rose 77.8% in the same period to $22.5 million, representing gross margins of 69.3%. Net income for 2007 rose 114.3% year over year to $8.2 million, representing $0.38 of earnings per basic share and $0.37 diluted.

Compelling Growth Strategy - As a result of the shortage of the plasma supply, caused partially by the government-led reform of the plasma station industry, China Biologic's immediate strategy is to leverage its financial strength to acquire existing plasma collection stations thus securing high quality plasma supply to support its growth objectives. In addition, the Company plans to drive the consolidation of the plasma-based biopharmaceutical industry by acquiring weaker players who do not have the resources or expertise to comply with the recently implemented more stringent regulatory requirements.

Strong Initiative to Expand Product Offerings - China's plasma-based biopharmaceutical industry is at an early developmental stage with only one third of products that are generally available in developed countries, offered in China. This disparity provides China Biologic with an opportunity to expand its product offering by developing and marketing more advanced, high-end plasma-based products, with higher margins and more efficient utilization of its plasma supply.

PLASMA-BASED PRODUCT INDUSTRY IN CHINA

Favorable Macroeconomic Conditions - Due to sustained improvement in China's economy, the pharmaceutical market in China is expected to be the world's fifth largest market by 2010 and the largest by 2050 according to a recent PricewaterhouseCoopers study. Growth is being driven by increased disposable income of individual consumers, an overall improvement in the quality of life, as well increased public awareness of better healthcare. Additionally, due to the expanded state healthcare insurance system, healthcare coverage is becoming more widespread throughout the population and a rapidly growing, aging population further increases the demand for pharmaceutical products.



Pharmaceutical sales (RMB billion)
GDP (RMB billion)
8,207
8,947
9,721
10,517
11,725
124.4
152.0
186.0
212.0
260.7
89.8
34.6
105.8
46.2
122.8
52.5
10.7
129.5
69.9
12.6
163.3
75.1
22.3
1999(Note)
2000(Note)
2001
2002
2003
Western Medicine
Chinese Medicine
Bio-pharmaceuticals
GDP

Source: Pharmaceutical Sales - China Pharmaceutical Statistical Yearbook (1999-2003) GDP figures - China Statistical Yearbook 2004
Note: Sales data for bio-pharmaceuticals unavailable for 1999 and 2000

In recent years, the biopharmaceutical industry and the plasma-based product market have outperformed the pharmaceutical industry. According to www.pharmnet.com.cn, sales of blood and plasma-based drugs in China had an average growth rate of 15% in the last 5 years, reaching $372 million in 2005, and accounting for 11.7% of prescription drug sales. China's plasma-based products market remains underserved with limited availability of products, offering substantial opportunities for China Biologic to grow its business.

Stringent Government Regulation Creates Barriers to Entry - Plasma-based biopharmaceutical products are made from human plasma collected from blood donors. In order to prevent potential spread of infectious diseases through blood transfusions or other plasma-based products, the Chinese government has recently increased regulatory scrutiny of the industry. In 2006 there were only 34 approved plasma-based product manufacturers in China, and all have been required to meet the Good Manufacturing Practices (GMP) standards. As a result, weaker players who have not been able to meet the government's stringent requirements have become potential acquisition targets for stronger industry participants such as China Biologic. In addition, in order to insure the highest standards are kept, the government is limiting the number of companies in the industry and is not expected to issue new licenses in the foreseeable future. Finally, the government has severely restricted the import of foreign plasma-based products, creating a relatively closed market for domestic suppliers. The overall effect of recent government regulatory reform has been to reduce competition and increase the barriers to entry, creating a favorable industry structure for China Biologic.

Plasma Market: China vs. Developed Nations

Product	PRC (Per million population)	More developed countries (Per million population)	PRC usage as a% of more developed countries
Albumin	55kg	200-300kg	18%-28%
Intravenous Immunoglobulin G	1kg	10kg	10%
Factor VIII	0.1 IU	1 IU	10%

Types of Plasma Products Used

Region	Number of Plasma Products	Human Albumin	Various types of Immunoglobulin	Clotting Factors
China	4-8	75%	20%	5%
Developed countries	10-20	25%	25%	50%

Consolidating Industry - A reliable supply of clean and qualified blood is a key success factor for companies in this industry. In March 2006, China's Ministry of Health promulgated the "Measures on Reforming Plasma Collection Stations" whereby the ownership and management of the plasma stations must be transferred to plasma-based biopharmaceutical companies. The government's mandate accelerates the industry's consolidation and gives the biopharmaceutical manufacturers such as China Biologic the opportunity to control their plasma supply by acquiring the blood collection stations.

CORPORATE OVERVIEW

China Biologic Products, Inc., through its 83% ownership of Shandong Taibang Biological Products Co., Ltd., is a biopharmaceutical company specializing in the research, manufacturing, and sale of human plasma-based products to hospitals and other health care facilities in China. Since it was founded in 2002, Shandong Taibang has focused on the production and sale of Human Albumin and various types of immunoglobulin.

Shandong Taibang's predecessor, Shandong Province Institute of Biological Products, was established in 1971. Shandong Province Institute of Biological Products is the research arm established by and directly administered by the Shandong Provincial Health Department. It is the only entity approved for the research and production of biological and plasma-based biopharmaceutical products in Shandong Province. In 2002, Shandong Province Institute of Biological Products transferred all of its business and the licenses necessary to carry on its business to China Biologic's subsidiary, Shandong Taibang. In 2005 and 2006, Shandong Taibang was awarded the advanced high-tech enterprise certification by the Department of Science and Technology of Shandong Province and the Ministry of Science and Technology of China, respectively.


CHINA BIOLOGIC PRODUCTS,INC. (Delaware)
100%
LOGIC EXPRESS LIMTIED (British Virgin Islands)
SHANDONG INSTITUTE OF BIOLOGICAL PRODUCTS (PRC)
82.76%
17.24%
SHANDONG TAIBANG BIOLOGICAL PRODUCTS CO.,LTD. (PRC)
Xia Jin Plasma Company (PRC)
100%
100%
Qi He Plasma Company (PRC)
He Ze Plasma Company (PRC)
100%
100%
Huan Jiang Plasma Company (PRC)
Yang Gu Plasma Company (PRC)
100%
80%
Fang Cheng Plasma Company (PRC)
Zhang Qiu Plasma Company (PRC)
100%
100%
Shandong Medical Company (PRC)



Human Albumin:
plasma protein formed in the liver and accounts for about 60% of protein in blood. Applications include emergency blood loss, burns, volume replacement during and after surgery, improvement of wound healing, albumin-depleting kidney diseases, malignant tumors.



General Immunoglobulin:
special, concentrated antibody preparations that provide short-term protection against disease. Applications include primary immuno-globulin deficiency and secondary immunoglobin deficiency.



Special Immunoglobulin:
special, concentrated antibody preparations that provide short-term protection against disease. Applications include hepatitis A, measles, polio, rubella, hepatitis B, rabies, varicella-zoster, tetanus and cytomegalovirus.

Product Portfolio - Sales of Human Albumin products contributed approximately 63.4% of total revenues for 2007. Human Albumin is principally used to increase blood volume while immunoglobulin is used for certain diseases prevention and cure. Shandong Taibang's Human Albumin and immunoglobulin products use human plasma as the basic raw material input and currently supplies 16 biopharmaceutical products in eight major categories as follows:

- Human Albumin: - 20%/10ml, 20%/25ml and 20%/50ml
- Human Hepatitis B Immunoglobulin - 100IU, 200IU, 400IU
- Human Immunoglobulin - 10%/3ml and 10%/1.5ml
- Human Immunoglobulin for Intravenous Injection - 5%/50ml
- Human Immunoglobulin - 5g/vial
- Thymopolypeptides Injection - 20mg/2ml, 5mg/2ml
- Human Rabies Immunoglobulin - 100IU, 200IU and 500IU
- Human Tetanus Immunoglobulin - 250IU


Revenue Breakdown by Product
(2007)
63.4%
17.8%
4.7%
10.3%
3.4%
0.4%
Human Albumin
Human Rabies Immunoglobulin
Human Hepatitis B Immunoglobulin
Human Immunoglobulin for Intravenous Injection
Human Tetanus Immunoglobulin
Other

The Company has recently received the approval from the Chinese SFDA to start the production of Cryoprecipitate, a frozen blood product prepared from plasma, which will be supplied to Green Cross China for the use in the production of Human Coagulation Factor VIII, a coagulation treatment for hemophilia and massive hemorrhaging. Because Cryoprecipitate is extracted from plasma that would have been discarded previously, management expects that the production of Cryoprecipitate will increase the yield per unit volume of plasma and increase the Company's profit margin.

Increasing Its Capacity - Plasma is the principal raw material input for the production of China Biologic products. The cost of raw materials included in its cost of sales for 2004, 2005 and 2006, were approximately $4.4 million, $6.2 million and $9.6 million, respectively. The Company acquired certain assets of five of six plasma collection stations in Shandong Province in December 2006 and and certain assets of another two stations in Guangxi Province in early 2007, to secure an estimated 280 metric tons of plasma supply annually. The company plans to continue to increase its supply base through further acquisitions.







State-of-the-art Manufacturing Facilities - China Biologic, through its subsidiaries, currently has land use rights to 43,663 square meters consisting of state-of-the-art manufacturing facilities, warehouses and office buildings in Tai'an City, Shandong Province. The Company, through its predecessor and current minority shareholder, Shandong Province Institute of Biological Products, was one of the first plasma-based products manufacturers in China to receive Good Manufacturing Practices (GMP) certification in 1999. Production capacity is 300 metric tons of plasma per annum now and is expected to reach 500-800 metric tons in the middle of 2008.

CBPO

Stringent Quality Control – The Company was awarded an Advanced High-tech Enterprise Certification by the Department of Science and Technology of Shandong Province in 2005 and by the Ministry of Science and Technology of the PRC in 2006. All of China Biologics products are covered by product liability insurance for sales in China. Additionally, since it was founded in 2002, there have been no product liability claims nor legal actions filed by patients due to use of the Company's products.

Research and Development - The Company's R&D efforts are focused around the following areas:

- Increasing the breadth and depth of its portfolio of plasma-based biopharmaceutical products
- Enhancing the yield per unit volume of plasma through new collection techniques
- Maximizing manufacturing efficiency and safety
- Promoting product safety through implementation of new technologies
- Refining production technology for existing products

Strong New Product Pipeline - China Biologic boasts a robust research and development pipeline with 6 new products to support its aggressive growth objectives. The clinical trials for these products will take approximately 1 to 2 years after the completion of the filing of the clinical research.

Product	Status
Cryoprecipitate (raw material for Human Coagulation Factor VIII)	Production approval for sales by the SFDA in 2008
Human Albumin(12.5g/vial)	Awaiting approval for commercial production by the SFDA (stage 9)
Human Hepatitis B Immunoglobulin (pH 4) for Intravenous Injection	Approved to commence clinical trial (stage 8)
Human Prothrombin Complex Concentrate	Approved to commence clinical trial (stage 8)
Human Coagulation Factor VIII	Clinical research sample and report submitted; in the process of onsite random sampling (stage 5)
Human Fibrinogen	Commenced laboratory studies on the manufacturing procedure (stage 2)
Human Immunoglobulin for Intravenous Injection - 10%	About to begin a technical feasibility study and laboratory study on the manufacturing procedure (stage 2)

Sales and Distribution - Since all of the Company's products are prescription medicines in the form of injections, China Biologic can only sell to hospitals and inoculation centers directly or through approved distributors. For the years ended December 31, 2007 and 2006, direct sales to distributors represented approximately 58.3% and 60.0%, respectively, of revenues.

The Company's five largest customers accounted for approximately 14.9% and 12.3% of total revenues for the years ended December 31, 2007 and 2006, respectively. The largest customer accounted for approximately 5.3% and 2.9% of total revenues for the years ended December 31, 2007 and 2006, respectively.

GROWTH STRATEGY

Expand Plasma Supply - Due to the shortage of plasma and the reform of the ownership of plasma stations, China Biologic's immediate strategy is to negotiate and acquire plasma stations in Shandong and Guangxi Province. The next phase is to establish new stations in the same area to achieve a total of 550 tons of plasma supply.

Lead Industry Consolidation - There are 34 approved plasma-based biopharmaceutical manufacturers in the market. Half of them are not competitive due to lack of plasma supply, have obsolete production facilities or have smaller product portfolios. Regulatory authorities have advanced plans to reform the industry. Smaller, less competitive manufacturers may be forced to sell out or face the possibility of having their permits revoked. China Biologic will leverage its position as a well regarded manufacturer with a solid safety record and strong financial condition to lead in the consolidation of the plasma-based biopharmaceutical industry.


Shandong
Guangxi

Develop New, Higher Margin Products - Unlike other more developed countries, China's plasma-based biopharmaceutical products are at an initial stage of development. Currently, there are many other plasma based products that are being used abroad which are not being manufactured in China due in large part to a lack of technical know-how. The Company intends to strengthen its research and development capability so as to expand its product range to higher-margin, technologically more advanced plasma based biopharmaceutical products.

Increase Market Penetration – The current key market is in Shandong province, representing approximately 42.0% and 44.0% of total revenues for the years ended December 31, 2007 and 2006, respectively. Leveraging on the high quality products and excellent safety record, China Biologic intends to (i) enhance its product penetration with existing customers by introducing new products and (ii) extend from its current market to other provinces with significant market potential, such as Jiangsu, Zhejiang, Henan and the northeastern part of China.

MANAGEMENT TEAM

Siu Ling Chan (Chairwoman of the Board) has been our director since July 19, 2006. She has been our chairwoman since January 1, 2007 and served as our CEO from January 2007 to March 2007. Ms Chan is also currently a director of our subsidiary Logic Express. She was also appointed as the director of Shandong Taibang in April 2006. Prior to joining us, Ms. Chan worked from 1991 to 2005, as an administrator at the Fujian Academy of Social Sciences, and from 1989 to 1991 as a statistician at the Fujian Pingtan Economy Committee. She received her diploma in Statistics from Xiamen University in 1989 and a diploma in management from the Fujian Party Committee School in 2004.

Stanley Wong (CEO) joined our Company as Chief Executive Officer in March 2007. Mr. Wong has over 20 years of working experience in the fields of auditing, hotel, investment, trust, settlement, fund administration, credit risk management, private banking, IPO, construction, manufacturing and IT industries in the Greater China Region, over 12 years of which has been spent in strategic and corporate management, internal controls and change management. Before joining our Company, Mr. Wong worked from December 2003 to November 2006 as the Chief Financial Officer of Futong Technology (HK) Co. Ltd. and Beijing Futong Dongfang Technology Co. Ltd., where he was responsible for Singapore listing work and corporate management. Prior to that, Mr. Wong worked in Taipei from March 2003 to December 2003 as a Deputy General Manager for the Raido Group, a multinational investment enterprise. From May 2002 to February 2003, Mr. Wong worked as the Personal Assistant to the Managing Director of Hung Mau Realty & Construction Ltd., a general building contractor, and from January 2002 to April 2002 he worked as the Finance Manager for Noble Resources Ltd., a diversified commodity trading company listed in Singapore. Mr. Wong obtained his

Bachelor degree in Accounting from the University of Kent in the UK. He is also a fellow member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants.

Tung Lam (CEO of Shangdong Taibang) has been the Chief Executive Officer of our operating subsidiary, Shandong Taibang, since October 2003, and is responsible for the entire operation. Prior to joining the Company, Mr. Lam served, from November 1999 to August 2003, as the vice president of Fujian Province Fei Yue Group, where he was in charge of management investment.

Chao Ming Zhao (Director and CFO) has been our Director since August 2006 and our Chief Financial Officer since November 2006, and has been the Chief Financial Officer of our operating subsidiary, Shandong Taibang since September 2003. From February 2002 to June 2003, Mr. Zhao was the financial manager at EF English First (Fuzhou) School, where he was responsible for managing the school's accounting and its internal control. He was a manager and auditor at Fujian (CFC) Group from July 1996 to January 2002, and was in charge of internal audit. Mr. Zhao is a certified accountant in the PRC and is an international registered internal auditor. Mr. Zhao obtained his Bachelors degree in Investment Economy Management from Fuzhou University in 1996 and received his MBA from the Chinese University of Hong Kong in 2006.

Yu-Yun Tristan Kuo (Vice President-Finance) has more than 27 years of accounting, financing and information system working experience in manufacturing, commodity trading and banking industries in the capacity of CFO, CIO and Controller. Among the 27 years, Mr. Kuo worked in U.S. for 25 years and 2 years in Asia. Before joining our company, Mr. Kuo worked for Noble Group in Hong Kong as IT Director from February through August 2007. Prior to that, Mr. Kuo worked for Cuisine Solution, Inc., a public traded company in Alexandria, Virginia, as CFO between 2002 and 2007. Previously, Mr. Kuo served as Vice President of Information System of Zinc Corporation of America in Monaca, Pennsylvania from 2001 and 2007 and as Chief Information Officer and Controller of Wise Metals Group in Baltimore, Maryland, the largest independent aluminum sheet producer in the U.S., from 1991 to 2001. Mr. Kuo obtained his Masters degree in Accounting from the Ohio State University and Bachelors degree in Economics from Soochow University in Taipei.

PEER VALUATION

Company	Ticker	Stock Price (3/27/08)	2007 Revenues	Revenue Growth in 2007	2007 EPS	Trailing P/E	Forward P/E(08E)
Hualan Biological Engineering Inc.	002007.sz	$6.48	$46.2 m	-1.1%	$0.07	78.42	45.8
Beijing Tiantan Biological Products Corp. Ltd.	600161.ss	$3.36	$69.9 m	27.3%	$0.04	81.04	54.39
Unisplendour Guhan Group	000590.sz	$1.26	$29.7m	-27.64%	$0.01	72.84	N/A
Guangxi Beisheng Pharmaceutical Co., Ltd.	600556.ss	$1.03	$6.28m	-67.92%	NM	NM	N/A
Mean of Above		$3.03	$38 m	-17.25%	$0.04	77.43	47.3
CSL Ltd.	ASX:CSL.AX	$37.40	$3172 m	11.3%	$0.98	34.88	37.2
China Biologic Products, Inc.	**CBPO**	**$2.95**	**$32.4 m**	**45.7%**	**$0.37**	**7.97**	

Note: Hualan and Unisplendour Guhan Group are listed on the Shenzhen Stock Exchange in China.
Beijing Tiantan and Guangxi Beisheng are listed on the Shanghai Stock Exchange in China.
CSL Limited is listed on Australia Exchange (ASX) and develops, manufactures and markets human pharmaceutical and diagnostic products derived from human plasma.
Source: Reuters

SELECTED FINANCIAL DATA

China Biologic Products, Inc., Consolidated Income Statement (US$)	Three Months Ended March 31 Unaudited 2008	Year ended December 31 (Audited) 2007	2006
Revenues	7,849,007	32,398,669	22,230,570
Cost of revenues	1,948,898	9,945,921	9,601,605
Gross Profit	5,900,109	22,452,748	12,628,965
Operating Expenses	2,262,439	9,695,333	6,443,955
Operating income/(loss)	3,637,670	12,757,415	6,185,010
Other income/(loss)	(23,385)	(511,577)	(128,259)
Income/(loss) before income taxes and minority interests	3,614,285	12,245,838	5,871,173
Income tax expense	740,482	2,074,560	750,095
Net income/(loss) before minority interests	2,873,803	10,171,278	5,121,078
Minority Interests	606,003	1,991,902	1,304,241
Net income/(loss) after minority interests	2,267,800	8,179,376	3,816,837
Earnings per Share - diluted	0.10	0.37	0.18
Weighted average shares outstanding - diluted	21,964,168	21,861,014	21,434,942

Selected Balance Sheet Data (US$)	Three months ended March 31 Unaudited 2008	Year ended December 31 (Audited) 2007	2006
Cash and cash equivalents	5,152,629	5,010,033	4,268,220
Total current assets	19,012,448	15,727,332	15,540,500
Total assets	38,403,127	33,305,245	24,474,643
Total current liabilities	8,465,691	6,881,608	8,799,316
Long term liabilities	-	-	641,000
Total liabilities	8,465,691	6,881,608	9,440,316
Total shareholders' equity	25,786,783	22,395,625	12,725,840

FOR FURTHER INFORMATION

Company Contact

China Biologic Products, Inc.
Stanley Wong, CEO
Tel: +86-538-6202306
E-mail: IR@chinabiologic.com

Investor Relations Contact

CCG Elite Investor Relations Inc.
Crocker Coulson, President
Tel: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com